WARRANT

                                  COMMON STOCK

NO. 1                                                             107,500 Shares

                            MEXCO ENERGY CORPORATION
             (Incorporated under the laws of the State of Colorado)

     This is to certify that for value received FALCON BAY ENERGY LLC or assigns (hereinafter called the "Holder" or "Holders", as the case may be) is entitled to purchase from MEXCO ENERGY CORPORATION (hereinafter called the "Company"), at any time after 5:00 p.m. (Texas Time) on December 5, 2002, and before 5:00 p.m. (Texas Time) on December 5, 2004, 107,500 fully paid and non-assessable shares of Common Stock, par value $.50 per share of the Company, such shares not being registered under the Securities Act of 1933 as amended (the "Act") (hereinafter called "Common Stock") at a price of $5.00 per share (hereinafter called the "Warrant Price").

     The Warrant Price and the number of shares purchasable hereunder are subject to adjustment as hereinafter provided.

     This Warrant may be exercised by the Holder for an aggregate of 107,500 shares of Common Stock and is issued pursuant to the terms of an Agreement dated December 5, 2002, between the Company and Holders. This Warrant and any Warrants issued in exchange therefor or in replacement thereof are hereinafter referred to as the "Warrants".

     This Warrant may be exercised by the Holder as hereinabove provided as to the whole or any part of the shares of Common Stock covered hereby by surrender of this Warrant at the principal office of any transfer agent for the Common Stock, or, if the Company shall not have any transfer agent for the Common Stock, at the principal office of the Company (any such transfer agent, or the Company acting hereunder, being hereinafter

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called the  "Warrant  Agent"),  with the  statement  of  election  to  subscribe attached hereto duly executed and upon payment to the Company of the Warrant Price for shares so purchased in cash or by cashier's check or bank draft in New York Clearing House funds. Thereupon (except that if, upon such date, the stock transfer books of the Company shall be closed, then upon the next succeeding date on which such transfer books are open) this Warrant shall be deemed to have been exercised and the person exercising the same to have become a Holder of record of shares of Common Stock (or of the other securities or property to which such person is entitled upon such exercise) purchased hereunder for all purposes, and certificates for such shares so purchased shall be delivered to the purchaser within a reasonable time (not exceeding 10 days, except while the transfer books of the Company are closed) after this Warrant shall have been exercised as set forth hereinabove. If this Warrant shall be exercised in respect of a part only of the shares of Common Stock covered hereby, the Holder shall be entitled to receive a similar Warrant of like tenor and date covering the number of shares in respect of which this Warrant shall not have been exercised.

     This Warrant is exchangeable, upon the surrender hereof by the Holder hereof at said principal office of the Warrant Agent, for new Warrants of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder.

     The Company covenants and agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof (other than taxes in respect of any transfer). The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may

WARRANT - Page 2
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be  exercised,  the Company  will at all times have  authorized  and  reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

     The rights of the Holder of this Warrant shall be subject to the following terms and conditions:

     1.1 In case the Company shall hereafter at any time (i) change by split-up, subdivision or combination the number of outstanding shares of Common Stock into a different number of shares of Common Stock with or without par value, or (ii) declare and pay a dividend in shares of Common Stock, the number of shares of Common Stock which immediately prior to such change or dividend the Holder of this Warrant shall have been entitled to purchase pursuant to this Warrant shall be increased or decreased in direct proportion to the increase or decrease, respectively, in the number of shares of Common Stock outstanding immediately prior to such change or dividend, and the Warrant Price in effect immediately prior to such change shall be increased or decreased, as the case may be, in inverse proportion to such increase or decrease in the number of such shares outstanding immediately prior to such change or dividend. Any such adjustment shall become effective on the effective date of such split-up, subdivision or combination, or the record date of such dividend, as the case may be. For the purposes of this Section 1.1 the number of shares of Common Stock outstanding at any given time shall not include shares in the treasury of the Company but shall include shares issuable in respect to scrip certificates representing fractional interests with respect to Common Stock.

     1.2 In case of any capital reorganization or any reclassification of the capital stock of the Company (other than a change in par value of a stock split-up) or in case of the

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consolidation or merger of the Company with another corporation,  or in any case of any sale, transfer or other disposition to another corporation of all or substantially all the property, assets, business and goodwill of the Company as an entirety, as the case may be, the Holder of this Warrant shall thereafter be
entitled  to  purchase  for  the  aggregate   Warrant  Price  payable  hereunder
immediately prior thereto in order to exercise this Warrant in full, the kind and amount of shares of stock and other securities and property receivable, upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale, transfer or other disposition, by a Holder of the number of shares of Common Stock which this Warrant entitled the Holder thereof to purchase immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger, sale, transfer or other disposition; and in any such case appropriate provisions herein set forth with respect to rights and interests thereafter of the Holder of this Warrant, to the end that the provisions set forth herein (including the specified changes in and other adjustments of the Warrant Price) shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter purchasable upon the exercise of this Warrant.

     1.3 In case the Company shall hereafter at any time declare a dividend (other than a dividend payable in shares of Common Stock or a cash dividend paid out of retained earnings) upon shares of Common Stock, the Holder of this Warrant shall, upon exercise of this Warrant in whole or in part, be entitled to receive, in addition to the number of shares of Common Stock deliverable upon such exercise pursuant hereto (including any shares deliverable pursuant to Section 1.1) against payment of the aggregate Warrant Price therefor, but without further consideration, the cash, stock or other securities or property which the Holder of this Warrant would have received as dividends (otherwise than a cash

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dividend  paid out of retained  earnings and  otherwise  than a dividend paid in shares of Common Stock) if continuously since the date set forth at the foot of this Warrant such Holder (i) had been the Holder of record of the number of shares of Common Stock deliverable upon such exercise hereof and (ii) had retained all dividends in stock or other securities (other than a dividend payable in shares of Common Stock and otherwise than a cash dividend paid out of retained earnings) paid or payable in respect of said number of shares of Common Stock or in respect of any such stock or other securities so paid or payable as such dividends.

     1.4 No certificates for fractional shares of Common Stock shall be issued upon the exercise of this Warrant, but in lieu thereof the Company shall, upon exercise in full of this Warrant, purchase out of funds legally available therefor any such fractional interest from the Holder or Holders for an amount in cash equal to the current market value of such fractional interest calculated to the nearest cent, computed on the basis of the mean between the high bid and low asked prices, as reported by the applicable quotation system, of the Common Stock in the market on the most recent day within ten days prior to the date of such exercise for which both bid and asked prices shall have been so reported, or, if the Common Stock is listed on a stock exchange located in the City of New York, the last reported sale price on such exchange on such day; and if there shall have been no sale on said day, then the computation shall be made on the basis of the last reported sale price on such exchange within ten days prior to such date. If there have been no reported bid and asked prices, or reported sales prices, as the case may be, within such ten days, the current market value shall be fixed in a manner determined in good faith by the Board of Directors of the Company.

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     1.5  Whenever the Warrant Price is adjusted As herein provided, the Company shall in the event of any dispute between the Company and the Holder cause to be filed with the Warrant Agent a statement of the Company's independent certified public accountants showing the adjusted Warrant Price which shall be conclusive and binding on the parties. Such statement shall show in detail the factors requiring such adjustment, including a statement of the consideration received by the Company for any additional securities issued. Whenever the Warrant Price is adjusted, the Company will forthwith cause a notice stating the adjustment and the Warrant Price to be mailed to the registered Holder of this Warrant at the address of such Holder shown on the books of the Company. Where appropriate, such notice may be given in advance and included as part of a notice required to be mailed under the provisions of Section 1.6.

     1.6  In case at any time:

          (i) the Company shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than cash dividends) to the Holders of its Common Stock; or

          (ii) the Company shall offer for subscription pro rata to the Holders of its Common Stock any additional shares of stock of any class or any other rights; or

          (iii) the Company shall effect any capital reorganization or any reclassification of or change in the outstanding capital stock of the Company (other than a change in par value, or a change from par value to no par value, or a change from no par value to par value, or a change resulting from a subdivision or combination of outstanding shares of Common Stock), or any consolidation or merger or any sale, transfer or other disposition of all or substantially all of its

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     property,  assets, business and goodwill as an entirety or the liquidation, dissolution or winding up of the Company; or

          (iv) the Company shall declare a dividend (other than a dividend payable in shares of Common Stock or a cash dividend paid out of retained earnings) upon shares of its Common "Stock;

then, in any such case, the Company shall cause notice at least ten days prior to the record date or the date on which the transfer books of the Company shall be closed to be mailed to the Warrant Agent and to the registered Holder of this Warrant at the address of such Holder shown on the books of the Company. Such notice shall also specify the date on which the books of the Company shall close, or a record be taken, for such stock dividend, distribution or subscription rights, or the estimated date on which such reclassification, reorganization, consolidation, merger, sale, transfer, disposition, liquidation, dissolution, winding up or dividend, as the case may be, shall take place, and the date of participation therein by the Holders of Common Stock if any such date is to be fixed, and shall also set forth such fact with respect thereto, as shall be reasonably necessary to indicate the effect of such action on the rights of the Holders of the Warrants. Such notice shall not be deemed an admission that any right of the Holder hereof has accrued.

     1.7 In case at any time the Company shall pay any cash dividend payable upon its Common Stock, then in any such case, the Company shall cause notice at least ten (10) days prior to the record date for such cash dividend or the date on which the transfer books of the Company shall be closed, to be given by mail to the registered Holder of this Warrant at the address of such Holder shown on the books of the Company, and such notice shall specify the amount of the cash dividend and the date on which the books of the Company

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shall close, or a record be taken,  for such cash dividend;  provided,  however, that such notice need not be mailed if shares of the Company's Common Stock are listed on a national securities exchange located in the City of New York, N.Y., and the Company has complied with its agreement with such exchange with respect to notice thereto of such cash dividend.

     2.1 At any time after December 5, 2002 any Holder or Holders may request in writing to the Company that it take such action, at the Holder or Holders' expense, as may be necessary in order to permit such Holder or Holders publicly to offer and sell the shares of Common Stock issuable or issued to him, it or them on the exercise of the Warrants in compliance with applicable state and Federal law.

     3.1 The issue of any stock or other certificate upon the exercise of this Warrant shall be made without charge to the registered Holder hereof for any tax in respect of the issue of such certificate. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the registered Holder of this Warrant, and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to satisfaction of the Company that such tax has been paid.

     3.2 This Warrant, which is not registered under the Act, shall be transferable only to "accredited" investors in conformity with the Act. Any such transfer shall be made upon surrender of this Warrant, with the form of Assignment attached hereto duly executed by the registered Holder hereof or by his attorney duly authorized in writing, to the Warrant Agent at its principal office hereinabove referred to, and thereupon there shall be issued in

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the name of the transferee or transferees,  in exchange for this Warrant,  a new
Warrant or Warrants of like tenor and date, representing in the aggregate the right to subscribe for and purchase the number of shares, or such portion thereof as shall be transferred, which may be subscribed for and purchased hereunder and if there shall be any balance of such shares not so transferred, there shall be issued in the name of the registered Holder of this Warrant, a new Warrant or Warrants of like tenor and date representing in the aggregate the right to subscribe for and purchase the balance of the number of shares which may be subscribed for and purchased hereunder. In the case of any transfer of this Warrant, or any part hereof, the person, firm or corporation to whom such transfer is made shall agree with the Company in writing to be bound by, and to observe, all of the terms and conditions herein set forth.

     3.3 If this Warrant shall be lost, stolen, mutilated or destroyed, the Company may instruct the Warrant Agent, on such terms as to indemnity or otherwise as the Company may in its discretion impose, to issue a new Warrant of like denomination, tenor and date as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

     3.4 The Company and any Warrant Agent may deem and treat the registered Holder of this Warrant as the absolute owner of this Warrant for all purposes and shall not be affected by any notice to the contrary.

     3.5 This Warrant shall not entitle the Holder to any rights of a shareholder of the Company, either at law or in equity, including, without limitation, the right to vote, to receive dividends and other distributions (except as permitted by this Agreement), to

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exercise  any  preemptive  rights  or to  receive  any  notice  of  meetings  of shareholders or of any other proceedings of the Company.

     3.6 This Warrant, in all events, shall not be exercisable prior to December 5, 2002 and shall be wholly void and have no effect after December 5, 2004.

     3.7  This Warrant shall be governed by the laws of the State of Texas.

Dated:  December 5, 2002.

                                        MEXCO ENERGY CORPORATION

                                        By ____________________________
                                               President

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                              ELECTION TO SUBSCRIBE

                                                    Date: ________________, 2002

     The undersigned hereby subscribes for ___________ of the shares of Common Stock covered by the within Warrant and tenders payment herewith in the amount of $_____________ in accordance with the terms thereof:

Issue certificate(s) for said stock to:      Deliver certificate(s) against
                                             counter recipient by mail to:

---------------------------                  -----------------------------
(Name)                                       (Name)

---------------------------                  -----------------------------
(Taxpayer Identification No.)                (Street and Number)

---------------------------                  -----------------------------
(Street and Number)                          (City, State and Zip)

---------------------------
(City, State and Zip)

and if said number of shares shall not be all of the shares covered by the within Warrant, that a new Warrant for the balance of the shares remaining be registered in the name of, and delivered as follows:

Issue Warrant for said shares to:            Deliver Warrant against counter
                                             receipt by mail to:
---------------------------                  ------------------------------
(Name)                                       (Name)

---------------------------                  -----------------------------
(Taxpayer Identification No.)                (Street and Number)

---------------------------                  -----------------------------
(Street and Number)                          (City, State and Zip)

---------------------------
(City, State and Zip)

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                                        Very truly yours,


                                        ----------------------------------
                                        (Signature of Subscriber or Agent)


     For value received _________________________ hereby sells, assigns and transfers unto the persons named in Exhibit A hereto, all of whom are accredited investors within the meaning of the Securities Act of 1933, as amended, in the respective amounts set forth opposite their respective names the right to purchase an aggregate of 107,500 of the shares of Common Stock of MEXCO ENERGY CORPORATION, a Colorado corporation, which rights are represented by the within Warrant, and does hereby irrevocably constitute and appoint ____________________ attorney to transfer said rights on the books of the within named Company, with full power of substitution in the premises.


                                        ------------------------------

                                        By:
                                           ---------------------------
Dated:
      --------------------------


In the Presence of

--------------------------------

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